EXHIBIT 23.1(a)


                       Consent of Deloitte & Touche LLP

                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and
Shareholders of Chartwell Leisure Inc.

We consent to the incorporation by reference in this Registration Statement of Chartwell Leisure Inc. (formerly National Lodging Corp.) on Form S-8 of our report dated March 11, 1996 appearing in the Annual Report on Form 10-K of Chartwell Leisure Inc. for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Parsippany, New Jersey



October 31, 1996


421195.1